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EXHIBIT 19.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
)
)
In re	)	Chapter 11 Case Nos.
)
)
RHYTHMS NETCONNECTIONS INC., et al.,	)	01- 14283 (BRL) through
	)	01- 14287 (BRL)
)
)
Debtors.	)	(Jointly Administered)
)
)
)

Monthly Operating Statements For
The Period July 1, 2002 and Sept 30, 2002

Debtors
Rhythms NetConnections Inc.
Rhythms Links Inc.
Rhythms Links Inc.—Virginia
Rhythms Leasing Inc.
RCanada, Inc.

Debtors' Address
9100 E. Mineral Circle
Englewood, CO 80112

Monthly Disbursements $53,643,000

Debtors' Attorneys
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

Monthly Operating Profit (Loss): $-19,637,000

        The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information, contained therein is complete, accurate and truthful to the best of my knowledge.

Date: October 30, 2002	By	/s/ SUSAN RICHART Susan Richart Controller
Indicate if this is an amended statement by checking here	Amended Statement ☒

Rhythms NetConnections Inc.

Consolidated Balance Sheets

(In Thousands)

	31-Dec 2001	31-Mar 2002	30-Jun 2002	30-Sep 2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,266	$5,085	$12,908	$6,766
Short-term investments	111,537	76,026	50,988	4,487
Restricted cash	51,854	4,157	4,171	4,172
Accounts receivables, net	—	—	—	—
Loans, interest, and other receivables, net	5,085	1,042	1,098	(43)
Inventory	—	—	—	—
Prepaid expenses and other current assets	4,590	1,830	—	—

Total current assets	178,332	88,140	69,165	15,382

Furniture, fixtures and equipment, net	6,000	6,000	—	—
Collocation fees, net	—	—	—	—
Investments	3,050	3,050	50	50
Other assets	3,208	1,848	1,762	811

TOTAL ASSETS	$190,590	$99,038	$70,977	$16,243

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$—	$—	$—	$—
Accounts payable—Trade
Prepetition Liabilities	8,318	4,892	9,102	38,123
Post Petition Liabilities	12,247	5,192	4,098	—
Interest payable	31,489	6,634	—	—
Accrued expenses	18,524	14,052	7,261	710
Other current liabilities	11,302	11,302	11,258	14
Senior notes payable	849,312	798,951	780,096	737,871

Total current liabilities	931,192	841,023	811,815	776,718

Long-term Deferred Installation Revenues	—	—	—	—

Total liabilities	931,192	841,023	811,815	776,718

Mandatorily redeemable common stock warrants	—	—	—	—
Mandatorily redeemable preferred stock	501,265	513,950	513,950	513,950

	1,432,457	1,354,973	1,325,765	1,290,668
Stockholders' deficit:
Common stock, $0.001 par value; 250,000,000 shares authorized; 79,750,254 as of 2001 and 2002	80	80	80	80
Treasury stock, 156,768 as of 2001 and 2002	(472)	(472)	(472)	(472)
Additional paid-in capital	335,138	322,452	322,452	322,452
Warrants and Deferred Compensation	87,157	87,157	87,157	87,157
Accumulated deficit, prior year	(825,800)	(1,663,770)	(1,663,770)	(1,663,770)
Accumulated defict, current year	(837,970)	(1,382)	(235)	(19,872)
Accumulated comprehensive income	—	—	—	—

Total stockholders' deficit	(1,241,867)	(1,255,935)	(1,254,788)	(1,274,425)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$190,590	$99,038	$70,977	$16,243

Rhythms NetConnections Inc.

Consolidated Supplemental Schedules

(In Thousands)

	31-Dec 2001	31-Mar 2002	30-Jun 2002	30-Sep 2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
PREPAID AND OTHER CURRENT ASSETS
Prepaid Maintenance Agreements	$1,473	$1,470	$—	$—
Prepaid Insurance	489	44	—	—
Prepaid Other	—	—	—	—

Subtotal	$1,962	$1,514	$—	$—
Current Deferred Installation Costs	—	—	—	—
Employee Trust Assets	2,628	316	—	—
TOTAL	$4,590	$1,830	$—	$—

INVESTMENTS
At Home Solutions	$3,000	$3,000	$—	$—
Other	50	50	50	50

TOTAL	$3,050	$3,050	$50	$50

OTHER ASSETS
Deferred Business Acquisition Costs	$—	$—	$—	$—
Security Deposits	3,208	1,848	1,762	811

TOTAL	$3,208	$1,848	$1,762	$811

ACCRUED EXPENSES
Operating Expenses
Prepetition	$—	$—	$—	$—
Post Petition	10,078	9,215	6,112	710
Subtotal	$10,078	$9,215	$6,112	$710

Accrued Wages and Benefits	2,238	—	354	—
Accrued Sales, Use, Property, and Telecommuncation Fees	6,208	4,837	795	14

TOTAL	$18,524	$14,052	$7,261	$724

OTHER CURRENT LIABILITIES
Capital Lease Obligation	—	—	—	—
Current Deferred Installation Revenues	—	—	—	—
Insurance Claim	11,250	11,250	11,250	—
Sublease Deposits	52	52	8	8

TOTAL	$11,302	$11,302	$11,258	$8

Rhythms NetConnections

Schedule of Disbursements by Company

3Q02

Monthly Payments
	Operating Expenses			Payroll Expenses
Company Name							Total Disbursements
	July, 2002	Aug., 2002	Sept., 2002	July, 2002	Aug., 2002	Sept., 2002
Rhythms NetConnections, Inc.	$7,791,963	$181,438	$44,417,296	$783,730	$85,148	$85,612	$53,345,187
Rhythms Links Inc.	$233,184	$34,309	$26,476				$293,969
Rhythms Links Virginia, Inc.	$162						$162
Rhythms Leasing	$3,415	$169	$743				$4,327
RCanada Inc.							$—

Total Disbursements	$8,028,724	$215,916	$44,444,515	$783,730	$85,148	$85,612	$53,643,646

Rhythms NetConnections

Schedule of Quarterly Bankruptcy Distributions

Fiscal Year 2002

In Thousands

Bankruptcy Distributions	1Q2002	2Q2002	3Q2002	Total
Note holders	$75,217	$25,335	42,225	$142,777
Other	$1,049	$886	9,001	$10,936

Total	$76,266	$26,221	$51,226	$153,713

Rhythms NetConnections Inc.

Consolidated Statement of Cash Flow

(In Thousands)

	Quarter-ended March 31,	Quarter-ended 30-Jun	Quarter-ended 30-Sep	Year to date 30-Sep
	2002	2002	2002	2002
		(unaudited)	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net (Loss) Gain	$(1,382)	$1,147	$(19,637)	$(19,872)
Adjustments to reconcile net loss to net cash used for operating activities:
Loss on Liquidation of Assets	—	551	—	551
Asset impairment and valuation	5	(5)	—	—
Net change in working capital:
(Increase)Decrease in accounts, loans, interest, and other receivables, net	3,999	(56)	1,141	5,084
Decrease in prepaid expenses and other current assets	1,808	130	951	2,889
(Increase) Decrease in trust assets	2,311	316	—	2,627
Increase(Decrease) in accounts payable	(10,480)	3,116	24,923	17,559
(Decrease) in accrued expenses and other current liabilities	(4,473)	(6,989)	(17,795)	(29,257)

Net cash used for operating activities	(8,212)	(1,790)	(10,417)	(20,419)

Cash Flows from Investing Activities:
Purchases (maturities) of government securities and ST Investments	83,253	25,024	46,500	154,777
Proceeds from Liquidation of Assets	(5)	9,924	—	9,919

Net cash provided by (used for) investing activities	83,248	34,948	46,500	164,696

Cash Flows from Financing Activities:
Repayment per Plan of Reorganization	(75,217)	(25,335)	(42,225)	(142,777)

Net cash provided by (used for) financing activities	(75,217)	(25,335)	(42,225)	(142,777)

Net increase in cash and cash equivalents	(181)	7,823	(6,142)	1,500
Cash and cash equivalents at beginning of period	5,266	5,085	12,908	5,266

Cash and cash equivalents at end of period	$5,085	$12,908	$6,766	$6,766

Supplemental schedule of cash flow information:
Cash paid for interest	$—	$—	$—	$—

Rhythms NetConnections Inc.

Consolidated Statement of Operations

(In Thousands)

	Quarter-ended 31-Mar 2002	Quarter-ended 30-Jun 2002	Quarter-ended 30-Sep 2002	Year-to-Date 30-Sep 2002
		(unaudited)	(unaudited)	(unaudited)
Revenue:
Service and Installation Revenues	$—	$—	$—	$—
Sales Returns and Allowances

Service and installation, net	$—	$—	$—	$—

Cost of Services:
Network and service costs	(8)	(23)	0	$(31)
Operating Expenses:
Selling, marketing, general and administrative	3,088	2,952	427	$6,467
Depreciation and amortization	5	(5)	0	$—

Total Cost of Operations	$3,085	$2,924	$427	$6,436

Loss from operations	$(3,085)	$(2,924)	$(427)	$(6,436)

Interest income	658	474	184	$1,316
Interest expense (including amortized debt discount and issue costs)	—	154	—	$154
Gains (Loss) on Liquidation of Assets	—	(547)	2,852	$2,305
Gains (Loss) on Settlement of Bankruptcy Claims	1,024	4,011	(22,246)	$(17,211)
Other income	21	(21)	0	$—

Total other income (expense)	$1,703	$4,071	$(19,210)	$(13,436)

Net Income (Loss)	$(1,382)	$1,147	$(19,637)	$(19,872)

Rhythms NetConnections Inc.

Gross Wages Paid

3Q2002

Pay Period	Amount
Pay-period ending 7/12/02	$197,339
Pay-period ending 7/26/02	384,791

Total July, 2002	$582,130

Pay-period ending 8/9/02	$28,385
Pay-period ending 8/23/02	35,731

Total August, 2002	$64,116

Pay- period ending 9/6/02	$27,247
Pay- period ending 9/20/02	37,157

Total September, 2002	$64,404

        All wage obligations are paid by the Debtor, Rhythms NetConnections Inc. No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

Rhythms NetConnections Inc.

Schedule of Payroll Taxes

3Q02

Description	Payroll Tax Withheld	Payroll Tax Incurred	Payroll Tax Paid
FIT WITHHELD	49,797		49,797
MEDICARE WITHHELD	2,861		2,861
OASDI WITHHELD	1,415		1,415
COLORADO SIT WITHHELD	8,640		8,640	July 12, 2002
MEDICARE PAYABLE		2,861	2,861
OASDI PAYABLE		1,415	1,415
FIT WITHHELD	102,825		102,825
MEDICARE WITHHELD	5,579		5,579
OASDI WITHHELD	1,457		1,457
COLORADO SIT WITHHELD	17,715		17,715	July 26, 2002
MEDICARE PAYABLE		5,579	5,579
OASDI PAYABLE		1,457	1,457
FIT WITHHELD	6,530		6,530
MEDICARE WITHHELD	412		412
OASDI WITHHELD	317		317
COLORADO SIT WITHHELD	1,223		1,223	August 9, 2002
MEDICARE PAYABLE		412	412
OASDI PAYABLE		317	317
FIT WITHHELD	8,608		8,608
MEDICARE WITHHELD	518		518
OASDI WITHHELD	307		307
COLORADO SIT WITHHELD	1,564		1,564	August 23, 2002
MEDICARE PAYABLE		518	518
OASDI PAYABLE		307	307
FIT WITHHELD	6,184		6,184
MEDICARE WITHHELD	395		395
OASDI WITHHELD	307	307
COLORADO SIT WITHHELD	1,179		1,179	September 6, 2002
MEDICARE PAYABLE		395	395
OASDI PAYABLE		307	307
FIT WITHHELD	9,063		9,063
MEDICARE WITHHELD	539		539
OASDI WITHHELD	335		335
COLORADO SIT WITHHELD	1,630		1,630	September 20,2002
MEDICARE PAYABLE		539	539
OASDI PAYABLE		335	335

	217,832	13,568	243,841

Rhythms NetConnections

Schedule of Tax Payments

Transactional Tax, Property Tax, Other

3Q2002

Payment Date	VENDOR NAME	Tax Type	Jul-02	Aug-02	Sep-02	Total
16-Sep-02	ALABAMA DEPARTMENT OF REVENUE	FEES			183.32	183.32
30-Aug-02	ALABAMA PUBLIC SERVICE COMMISSION	FEES		25.00		25.00
17-Sep-02	ARIZONA, DEPT OF REVENUE	CORPORATE TAX			718.73	718.73
21-Aug-02	BEXAR COUNTY	PROPERTY TAXES		10,053.87		10,053.87
21-Aug-02	BILLERICA, TOWN OF	PROPERTY TAXES		2.08		2.08
5-Sep-02	CLARK COUNTY TREASURER	PROPERTY TAX			2,717.72	2,717.72
8-Aug-02	COBB COUNTY	PROPERTY TAXES		118.35		118.35
17-Jul-02	COLORADO, DEPT OF REVENUE	EMPLOYMENT TAXES	107.68			107.68
8-Aug-02	COMAL COUNTY	PROPERTY TAXES		564.44		564.44
21-Aug-02	CUYAHOGA COUNTY	PROPERTY TAXES		860.68		860.68
21-Aug-02	DANBURY, CITY OF	PROPERTY TAXES		290.68		290.68
30-Sep-02	DELAWARE, SECRETARY OF STATE	FEES			30,000.00	30,000.00
5-Sep-02	DELAWARE, SECRETARY OF STATE	FEES			2.40	2.40
17-Jul-02	DENVER, CITY AND COUNTY OF	PROPERTY TAXES	1,382.38			1,382.38
8-Aug-02	FLORIDA DEPARTMENT OF REVENUE	SALES TAX		54.65		54.65
8-Aug-02	FLORIDA DEPARTMENT OF REVENUE	SALES TAX		107.41		107.41
5-Sep-02	FULTON COUNTY, GA	PROPERTY TAX			10,210.16	10,210.16
21-Aug-02	GLASTONBURY TOWN OF	PROPERTY TAXES		772.22		772.22
30-Aug-02	ILLINOIS, SECRETARY OF STATE	FEES		53.75		53.75
30-Aug-02	INDIANA DEPT OF REVENUE	SALES TAX		752.43		752.43
30-Aug-02	INDIANA DEPT OF REVENUE	SALES TAX		210.03		210.03
21-Aug-02	INDIANA DEPT OF REVENUE	SALES TAX		12,818.02		12,818.02
21-Aug-02	KAUFMAN COUNTY	PROPERTY TAXES		1,282.65		1,282.65
21-Aug-02	KILLINGLY, TOWN OF	PROPERTY TAXES		436.89		436.89
15-Aug-02	MARION COUNTY	PROPERTY TAXES		13,869.57		13,869.57
25-Jul-02	MARYLAND, STATE OF	FEES	30.00			30.00
17-Sep-02	MARYLAND, STATE OF	EMPLOYMENT TAXES			3,781.28	3,781.28
30-Aug-02	MASSACHUSETTS, DEPT OF REVENUE	PROPERTY TAXES		2,418.92		2,418.92
30-Aug-02	MASSACHUSETTS, DEPT OF REVENUE	PROPERTY TAXES		62.64		62.64
8-Aug-02	MASSACHUSETTS, DIV. OF EMPLOYMENT & TRAINING	PROPERTY TAXES		364.15		364.15
5-Sep-02	MASSACHUSETTS, DIV. OF EMPLOYMENT & TRAINING	EMPLOYMENT TAXES			22.47	22.47
8-Aug-02	MERIDEN, CITY OF	PROPERTY TAXES		562.98		562.98
31-Jul-02	MINNESOTA DEPT. OF REVENUE	SALES TAX	2,662.91			2,662.91
21-Aug-02	MINNESOTA DEPT. OF REVENUE	BANKRUPTCY CLAIM		787.00		787.00
17-Jul-02	MISSOURI, DEPT OF REVENUE	SALES TAX	47.00			47.00
12-Aug-02	MISSOURI, DEPT OF REVENUE	SALES TAX		870.10		870.10
12-Aug-02	MISSOURI, DEPT OF REVENUE	SALES TAX		31.97		31.97
12-Aug-02	MISSOURI, DEPT OF REVENUE	SALES TAX		1,485.00		1,485.00
21-Aug-02	MULTONMAH COUNTY, OREGON	PROPERTY TAXES		351.22		351.22
21-Aug-02	NEBRASKA DEPT OF REVENUE	EMPLOYMENT TAXES		1,426.25		1,426.25
17-Sep-02	NEBRASKA DEPT OF REVENUE	EMPLOYMENT TAXES			130.24	130.24
8-Aug-02	NEVADA, SECRETARY OF STATE	FEES		135.00		135.00
27-Aug-02	NEW BRAUNFELS, CITY OF	PROPERTY TAXES		328.91		328.91

21-Aug-02	NEW BRAUNFELS, CITY OF	PROPERTY TAXES		3,460.58		3,460.58
16-Sep-02	NEW HAMPSHIRE, STATE OF	CORPORATE TAX			1,311.00	1,311.00
30-Aug-02	NEW JERSEY, STATE OF	SALES TAX		57,716.64		57,716.64
16-Sep-02	NEW YORK, STATE CORPORATION TAX	CORPORATE TAX			264.00	264.00
16-Sep-02	NEW YORK, STATE CORPORATION TAX	CORPORATE TAX			1,575.00	1,575.00
21-Aug-02	NORTH HAVEN, TOWN OF	PROPERTY TAXES		360.91		360.91
5-Sep-02	NORTH HAVEN, TOWN OF	PROPERTY TAX			43.31	43.31
27-Aug-02	NYC DEPARTMENT OF FINANCE	RENTAL TAXES		9,009.00		9,009.00
16-Sep-02	OKLAHOMA TAX COMMISSION	SALES TAXE			111.13	111.13
27-Aug-02	PA UC FUND	EMPLOYMENT TAXES		700.68		700.68
27-Aug-02	SAN FRANCISCO TAX COLLECTOR	EMPLOYMENT TAXES		79.15		79.15
27-Aug-02	SAN FRANCISCO TAX COLLECTOR	EMPLOYMENT TAXES		90.35		90.35
31-Jul-02	SUMMIT COUNTY	PROPERTY TAXES	3,017.68			3,017.68
21-Aug-02	TENNESSEE, DEPARTMENT OF REVENUE	SALES TAX		21.02		21.02
30-Sep-02	TENNESSEE, DEPARTMENT OF REVENUE	CORPORATE TAX			13.23	13.23
21-Aug-02	TEXAS STATE COMPTROLLER	SALES TAX		12,249.76		12,249.76
5-Sep-02	THURSTON COUNTY TREASURER	PROPERTY TAX			1,262.36	1,262.36
17-Jul-02	VIRGINIA, DEPARTMENT OF TAXATION	BANKRUPTCY CLAIM	34.15			34.15
30-Aug-02	VIRGINIA, DEPARTMENT OF TAXATION	SALES TAX		34.48		34.48
17-Jul-02	WASHINGTON DEPT OF REVENUE	SALES TAX	430.45			430.45
21-Aug-02	WESTPORT TOWN OF	PROPERTY TAXES		776.06		776.06
21-Aug-02	WINDSOR LOCKS, TOWN OF	PROPERTY TAXES		560.79		560.79
17-Sep-02	WISCONSIN DEPT OF REVENUE	CORPORATE TAX			25.00	25.00

			$7,712.25	$136,156.28	$52,371.35	$196,239.88

QuickLinks

  EXHIBIT 19.2
Rhythms NetConnections Inc. Consolidated Balance Sheets (In Thousands)
Rhythms NetConnections Inc. Consolidated Supplemental Schedules (In Thousands)
Rhythms NetConnections Schedule of Disbursements by Company 3Q02
Rhythms NetConnections Schedule of Quarterly Bankruptcy Distributions Fiscal Year 2002 In Thousands
Rhythms NetConnections Inc. Consolidated Statement of Cash Flow (In Thousands)
Rhythms NetConnections Inc. Consolidated Statement of Operations (In Thousands)
Rhythms NetConnections Inc. Gross Wages Paid 3Q2002
Rhythms NetConnections Inc. Schedule of Payroll Taxes 3Q02
Rhythms NetConnections Schedule of Tax Payments Transactional Tax, Property Tax, Other 3Q2002